CHEMUNG CANAL TRUST COMPANY


                                   Master Note

$5,000,000.00                                                   Elmira, New York
                                                                   July 23, 1996

For value received, the undersigned, HARDINGE, INC., ("Borrower") promises to pay to the order of Chemung Canal Trust Company ("Lender"), on demand or when due as provided herein, at its office at One Chemung Canal Plaza, Elmira, New York, or at any other office designated by Lender, the principal sum of Five Million and NO/100 ($5,000,000.00) Dollars or so much thereof as shall equal the unpaid principal amount of all advances made by Lender to Borrower, plus interest on the principal amount outstanding from time to time.

This note shall be evidence of Indebtedness and shall constitute the terms of payment by the Borrower to the Lender of principal which may be borrowed, repaid, and reborrowed from time to time, it being understood that the Lender may, in its sole discretion, decline in whole or in part to make any advance requested by Borrower. The excess of borrowing over repayments shall be the principal balance due hereunder from time to time and at any time.

The Lender may, in its sole discretion, make an advance to the Borrower upon oral request. Each oral request shall be conclusively presumed to have been made by a person authorized by Borrower to do so, and any credit by the Lender of any advance to or for the account of the Borrower shall establish the Borrower's obligation to repay the same in accordance with the terms of this note. The Lender shall incur no liability to any party by reason of making an advance upon an oral request. The Lender will endeavor (but shall be under no obligation) to send to the Borrower written confirmation of the date and amount of such advance, but its failure to do so will not relieve the Borrower of its obligations hereunder, including its obligation to repay the advance when due.

Each advance made to Borrower shall be deposited in Borrower's account at Chemung Canal Trust Company, identified below.

Advances in excess of $500,000.00 shall accrue interest at a rate equal to the sum of the one month London Interbank Offered Rate (LIBOR) in effect from time to time plus .50% per annum. The LIBOR rate as used herein shall mean the annual rate of interest announced in the Wall Street Journal. All advances will carry the LIBOR rate fixed for one month. All advances under $500,000.00 and any advance paid prior to the one month maturity will have its interest rate revert to the Chase Manhattan Bank Prime Rate. All interest will be calculated for the actual number of days on a 360-day year basis.

Interest will be payable monthly and it shall be due on the same day of each month until the principal amount is paid in full; provided, however, that if demand is made for payment of the entire principal balance, all interest due shall be payable at the same time, and if all or any part of the principal balance is paid at any time, all interest accrued and unpaid to the date of the payment will be due with such payment.

Lender may, at its sole option, declare the entire balance of principal and accrued interest due and payable at any time, and in that event, the Borrower will immediately pay the entire balance in full.

All or any part of the indebtedness evidenced by this note may be paid without penalty at any time.

Any payment not received within ten (10) business days after it becomes due may, at the option of the

Lender, be subject to a late charge equal to 2.0% thereof or $25, whichever is greater.

All payments shall be made in lawful money of the United States in immediately available funds.

If the Lender demands and accepts partial payments, such demand or acceptance shall not be construed as a waiver of the right to demand the entire unpaid balance due hereunder at any time in accordance with the terms thereof. Any delay by the Lender in exercising any rights hereunder shall not operate as a waiver of such rights.

To secure payment of the indebtedness evidenced by this note from time to time, the Borrower has transferred, pledged, and delivered to the Lender and has granted to the Lender a security interest or mortgage in the following property: not applicable, together with all proceeds thereof and all dividends and other distributions of any kind with respect thereto and all substitutions and exchanges therefor and additions thereto.

The provisions of any separate Security Agreement or mortgage executed by the Borrower shall become a part of the terms of this Master Note.

If this item is checked ___, notwithstanding any other provision of this note, the Borrower agrees that for a period of___ consecutive days during each of the Borrower's fiscal years, there shall be no principal balance and accrued interest outstanding under this Master Note.

Borrower, and endorsers and guarantors hereof, waive any demand, presentment for payment, protest and notice or protest for non-payment of this note. This note shall be governed by the laws of the State of New York.

Borrower agrees to pay all reasonable costs and expenses, including attorneys' fees and disbursements incurred by Lender in enforcing this note.

                                 HARDINGE, INC.


By: /s/ Robert E. Agan
    -------------------------                 By:   Hardinge, Inc.
    Its Chairman of the Board                       One Hardinge Drive
    President/CEO                                   Elmira, New York 14902-1507

                                    GUARANTY

The Undersigned, jointly and severally if more than one, hereby unconditionally (i) guarantee the full and prompt payment of the indebtedness evidenced by this Master Note when due whether by acceleration or otherwise;
(ii) agree to all the terms and conditions of this note; (iii) consent that from time to time without notice to the undersigned and without affecting any liability of the undersigned, any collateral may be exchanged, released, surrendered, sold, applied or otherwise dealt with; (iv) agree that at the election of the holder, and without affecting the liability of the undersigned, any time of payment may be extended or accelerated in whole or in part and that this note may be renewed in whole or in part.

Dated:                 ,19   .                ---------------------------------
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